Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of KeyCorp, an Ohio corporation, with offices at 127 Public Square, Cleveland, Ohio 44114 (“KeyCorp”), hereby constitute and appoint Paul N. Harris, Secretary and General Counsel, Michelle L. Potter, Deputy General Counsel and Assistant Secretary, and Frank P. Esposito, Jr., Associate Counsel, jointly and severally, each in his or her own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and file: (i) a registration statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of Common Shares of KeyCorp (“Common Shares”) issuable in connection with KeyCorp’s 2013 Equity Compensation Plan; (ii) post-effective amendments to the registration statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on July 16, 2003 (Registration No. 333-107074), the registration statement on Form S-8 filed with the SEC on July 16, 2003 (Registration No. 333-107075), and the registration statement on Form S-8 filed with the SEC on May 26, 2010 (Registration No. 333-167093), to deregister the authorized but unissued Common Shares remaining under each respective registration statement; (iii) any and all amendments, including post-effective amendments, supplements and exhibits to any of the foregoing, and any subsequent registration statements pursuant to Rule 462 of the Securities Act; and (iv) any and all applications or other documents to be filed with the SEC or any state securities commission or other regulatory authority or exchange with respect to any of the foregoing, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 16th day of May 2013.

Signature	Title

/s/ Beth E. Mooney Beth E. Mooney	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Edward P. Campbell Edward P. Campbell	Director

/s/ Joseph A. Carrabba Joseph A. Carrabba	Director

/s/ Charles P. Cooley Charles P. Cooley	Director

/s/ Alexander M. Cutler Alexander M. Cutler	Director

/s/ H. James Dallas H. James Dallas	Director

/s/ Elizabeth R. Gile Elizabeth R. Gile	Director

/s/ Ruth Ann M. Gillis Ruth Ann M. Gillis	Director

/s/ William G. Gisel, Jr. William G. Gisel, Jr.	Director

/s/ Richard J. Hipple Richard J. Hipple	Director

/s/ Kristen L. Manos Kristen L. Manos	Director

/s/ Barbara R. Snyder Barbara R. Snyder	Director